UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

VENTRUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

 The 2012 annual meeting of stockholders for Ventrus Biosciences, Inc. was held on May 8, 2012.

At the meeting, our stockholders elected five members to our board of directors for a term expiring at the annual meeting of stockholders in 2013, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Anthony Altig	7,443,627	25,623	4,139,070
Mark Auerbach	7,431,685	37,565	4,127,128
Russell H. Ellison	7,439,959	29,291	4,135,402
Joseph Felder	7,436,935	32,315	4,132,378
Myron Z. Holubiak	7,431,935	37,315	4,127,378

Our stockholders also voted on a nonbinding resolution approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the annual meeting. The vote on the resolution was approved with 6,829,220 shares for, 645,118 shares against, 45,948 shares abstaining and 4,788,100 broker non-votes.

A nonbinding advisory stockholder vote was also held regarding the frequency of future advisory votes on executive compensation. The vote on this matter was 3,042,311 shares in favor of such advisory votes be held once every year, 816,322 shares in favor of holding such votes once every two years, 3,620,710 shares in favor of holding such votes once every three years, 41,049 shares abstaining and 4,155,896 broker non-votes. Consistent with its recommendation to the stockholders and in light of the voting results, the Company has decided to include the advisory stockholder vote on executive compensation in its proxy materials every three years until the next required advisory vote on the frequency of the stockholder vote on executive compensation.

At the meeting, our stockholders also ratified the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The vote for such ratification was 11,285,637 shares for, 46,379 shares against, 75,247 shares abstaining and 729,624 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTRUS BIOSCIENCES, INC.

Date: May 14, 2012	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer